EXHIBIT 99.2

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

OVERVIEW

Prior to September 30, 1999, Vertex Interactive Inc. (formerly Vertex Industries, Inc.) (the "Company") sold and distributed bar code printers, data collection terminals, software, automated card devices and precision weighing equipment to customers primarily within the United States. The Company also provided systems integration for turnkey automated data collection solutions in real-time systems and warehouse management systems. In addition, through a Netweave license agreement, the Company sold the Netweave middleware product. As a result of various acquisitions, as described in detail below, the Company is now a provider of web-enabled business-to-business fulfillment solutions that enhance productivity across the supply chain in such critical areas as customer relationship management, enterprise applications integration, logistics, inventory and warehouse resource management, route accounting and sales management. The Company has operations throughout North America and Europe.

Effective March 1, 2000, the Company acquired all of the outstanding capital stock of Data Control Systems, a provider of pick to light warehouse management systems located in New Jersey, and all of the net assets of its commonly owned sister company -DCS Capital Corp. (Capital and together "DCS") for approximately $14.3 million in cash.

In June 2000, the Company completed a merger with Positive Developments, Inc. ("PDI"), a designer of software solutions for supply chain applications, by exchanging 400,000 shares of its common stock (40,000 of which are held in escrow) for all of the common stock of PDI. Each share of PDI was exchanged for approximately 57.6 shares of Vertex common stock.

Also in June 2000, the Company completed a merger with Communication Services International, Incorporated ("CSI"), a designer and installer of wireless communications and cabling networks, by exchanging 1,317,647 shares of its common stock (50,000 of which are held in escrow) for all of the common stock of CSI. Each share of CSI was exchanged for approximately 941.2 shares of Vertex common stock.

In September 2000, Vertex acquired all the outstanding capital stock of Renaissance Software, Inc. ("RSI"), a developer of supply chain and warehouse management systems located in New York. As consideration, Vertex issued 3,571,144 of common stock (263,000 of which are held in escrow), which at the date of the transaction, had fair value of $13.42 per share. In addition, Vertex reserved 535,644 shares for issuance upon exercise of RSI stock options.
The vested portion of these options are estimated to have a fair market value of $6,217,000.

In December 2000, the Company completed a merger with Applied Tactical Systems, Inc. ("ATS"), a provider of connectivity software for SAP installations worldwide, by exchanging 3,000,000 shares of its common stock (210,000 of which are held in escrow) for all of the common stock of ATS. Such shares had a fair market value of approximately $8.30 per share at the date the transaction was announced. In addition, Vertex reserved 153,600 shares for issuance upon exercise of ATS stock options. The vested portion of these options (included in the total consideration paid for ATS) was estimated to have a fair market value of approximately $865,000. Prior to this merger, ATS was a subchapter S corporation under the Internal Revenue Code and ATS's fiscal year ended on December 31.

The historical consolidated financial statements assume the DCS acquisition closed effective March 1, 2000, the RSI acquisition closed effective September 30, 2000 and the ATS merger closed effective December 31, 2000. The Company has accounted for these acquisitions using the purchase method of accounting in accordance with APB No. 16 and accordingly, the Vertex historical financial statements include the results of operations from March 1, 2000 for DCS and October 1, 2000 for RSI. The operating results for ATS will be included in the consolidated financial statements of Vertex beginning January 1, 2001.

The PDI and CSI mergers (the "Pooled Entities") were accounted for under the Pooling-of-Interest method in accordance with APB No. 16, and as a result, all prior period Vertex financial statements have been restated to reflect the Vertex operations with the Pooled Entities.

PRO FORMA FINANCIAL STATEMENTS

The accompanying Vertex unaudited pro forma consolidated statement of operations for the year ended September 30, 2000 gives effect to the acquisitions of DCS and RSI (the "Prior Acquisitions"), and ATS, and the financing thereof, as if all such transactions had occurred at the beginning of the fiscal year
(October 1, 1999).

The accompanying Vertex unaudited pro forma consolidated statement of operations for the three months ended December 31, 2000, gives effect to the acquisition of ATS, and the financing thereof, as if the transaction had occurred at the beginning of the fiscal year (October 1, 2000).

The pro forma consolidated financial statements are based upon certain assumptions and estimates, which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of the expected results in the future. The pro forma consolidated financial statements should be read in conjunction with Vertex's historical consolidated financial statements and the related notes.

Vertex Interactive, Inc.
Pro Forma Statement of Operations
Year Ended September 30, 2000

                                                                                  Prior
                                                                               Acquisitions        ATS           Pro forma
                                   Vertex          Prior                        Pro forma       Pro forma       Consolidated
                                Interactive    Acquisitions          ATS        Adjustments     Adjustments       Vertex
                                ---------------------------------------------------------------------------------------------
Sales                          $ 47,769,311    $ 11,975,741    $  9,255,294                                    $ 69,000,346
Cost of Sales                    32,562,140       6,444,751       4,793,790                                      43,800,681
                                ---------------------------------------------------------------------------------------------
Gross Margin                     15,207,171       5,530,990       4,461,504              -                -      25,199,665

Selling & Administrative         13,937,817       4,587,086       3,214,928      247,476(A)          34,000(D)   22,021,307
Research & Development            1,230,511       2,870,514         593,796                                       4,694,821
Amortization of Goodwill          1,063,775               -                    9,858,049(B)       1,619,000(E)   12,540,824
In-Process R&D write off and
   merger related expenses        7,737,000               -                                                       7,737,000
                                ---------------------------------------------------------------------------------------------
Total operating expenses         23,969,103       7,457,600       3,808,724      10,105,525       1,653,000      46,993,952
                                ---------------------------------------------------------------------------------------------
Operating Income (loss)          (8,761,932)     (1,926,610)        652,780     (10,105,525)     (1,653,000)    (21,794,287)

Interest income                     311,103          70,274          19,805                                         401,182
Interest expense                   (470,867)       (303,558)        (17,239)                                       (791,664)
Other                              (113,470)         46,660         (16,347)                                        (83,157)
                                ---------------------------------------------------------------------------------------------
Other income/(expense)             (273,234)       (186,624)        (13,781)              -               -        (473,639)
                                ---------------------------------------------------------------------------------------------
Pre-tax income/(loss)            (9,035,166)     (2,113,234)        638,999     (10,105,525)     (1,653,000)    (22,267,926)

Income tax/(benefit)                377,258         405,251          12,225        (286,971)(C)                     507,763
                                ---------------------------------------------------------------------------------------------

Net income (loss)               $(9,412,424)    $(2,518,485)       $626,774    $ (9,818,554)    $(1,653,000)   $(22,775,689)
                                ============================================================================================

Net loss per common share            $(0.46)                                                                         $(0.81)

Weighted average shares
   outstanding                   20,598,502                                       4,640,438       2,790,000      28,028,940


See notes to pro forma consolidated financial statements.

Vertex Interactive, Inc.
Pro Forma Statement of Operations
Three Months Ended December 31, 2000


                                                                                 Pro forma
                              Vertex                            Pro forma       Consolidated
                            Interactive           ATS          Adjustments        Vertex
                          ----------------------------------------------------------------
Sales                      $14,747,017       $2,355,805                        $17,102,822
Cost of Sales               10,991,380        1,313,721                         12,305,101

Gross Margin                 3,755,637        1,042,084                          4,797,721

Selling & Administrative     7,632,686          536,902            11,900(D)     8,181,488
Research & Development       1,230,511          131,837                          1,399,420
Amortization of Goodwill     2,802,208                            405,000(E)     3,207,208
                          ----------------------------------------------------------------
Total operating expenses    11,702,477          668,739           416,900       12,788,116
                          ----------------------------------------------------------------

Operating Income            (7,946,840)         373,345          (416,900)      (7,990,395)

Interest income                 42,468           10,925                             53,393
Interest expense              (220,963)             (11)                          (220,974)
Other                           87,275              (61)                            87,214
                          ----------------------------------------------------------------
Other income/(expense)         (91,220)          10,853                 -          (80,367)
                          ----------------------------------------------------------------

Pre-tax income/(loss)       (8,038,060)         384,198          (416,900)      (8,070,762)

Income tax                       8,668           13,342                             22,100
                           ---------------------------------------------------------------

Net income                 $(8,046,728)        $370,766         $(416,900)     $(8,092,862)
                           ================================================================

Net loss per common share       $(0.30)                                             $(0.28)

Weighted average shares
  outstanding               26,626,072                          2,729,348       29,355,420


See notes to pro forma consolidated financial statements.


NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.   Historical financial statements

     The historical data in these pro forma consolidated financial statements are derived from the accounting records of Vertex, DCS, RSI and ATS. The historical financial data presented in the pro forma consolidated statements of operations for the year ended September 30, 2000 represent the results of operations of (i) Vertex (which includes the Pooled Entities for the year ended September 30, 2000, and DCS for the period from March 1, 2000 to September 30, 2000) as previously reported, (ii) the preacquisition periods of the Prior Acquisitions, which include DCS for the five months ended February 29, 2000 and RSI for the year ended September 30, 2000, and (iii) ATS for the year ended December 31, 2000. The historical financial data presented in the pro forma consolidated statement of operations for the three months ended December 31, 2000 represent the results of operations of (i) Vertex for the three months ended December 31, 2000 (which includes the Prior Acquisitions and the Pooled Entities) as previously reported, and (ii) ATS for the three months ended December 31, 2000.

2. The acquisitions

     a) The aggregate consideration paid by Vertex for DCS and RSI, including transactions costs, was approximately $70.6 million. The purchase price was in excess of the fair market value of DCS and RSI net assets acquired as summarized below:

         DCS purchase price                     $ 14,374,000
         RSI purchase price                       54,284,000
         Transaction costs                         1,902,000
                                               -------------
                                                  70,560,000

         Fair market value of DCS
           and RSI net assets acquired             1,003,000
                                               -------------

         Purchase price in excess
           of net tangible assets acquired      $ 69,557,000
                                                ============

     b) The aggregate consideration paid by Vertex for ATS, including transaction costs, was approximately $25.8 million. Based on management's preliminary analysis, it is estimated that the purchase price was in excess of the fair market value of net assets acquired as summarized below:

         ATS purchase price                     $ 25,517,000
         Transaction costs                           255,000
                                             ---------------
                                                  25,772,000

         Fair market value of ATS
           net assets acquired                     1,185,000
                                              --------------

         Purchase price in excess
           of net tangible assets acquired      $ 24,587,000
                                                ============


3. Pro forma adjustments

     A) Record amortization of incremental deferred compensation expense for RSI stock options converted to Vertex stock options.

     B) Record additional amortization expense of the excess cost over net assets acquired for DCS and RSI, using estimated useful lives of 25 years and 5 years, respectively.

     C) Record adjustment to income tax provision to reflect federal benefit of consolidated U.S. tax return, net of increase resulting from the loss of the S-Corporation benefit.

     D) Record amortization of deferred compensation expense for ATS stock options converted to Vertex stock options.

     E) Record the amortization of the excess of cost over the fair value of net assets acquired using an estimated useful life of 15 years for ATS.

4. Earnings per share

     Earnings (loss) per share is calculated by dividing the net income (loss) by the weighted average outstanding shares during the period. The weighted average shares outstanding during the period are calculated as follows:

     a)  For the year ended September 30, 2000

                                                                              Basic and
                                                                             Fully Diluted
                                                                             -------------
      Average shares outstanding per Vertex's
        September 30, 2000 financial statements                              20,598,502

      Adjustment to reflect assumed private placement
        shares sold to fund the DCS acquisition as if the
        shares were sold on October 1, 1999                                   1,341,333

      Issued in connection with the RSI acquisition, net of
         263,000 shares held in escrow, and adjusted for 1 day
         outstanding in fiscal 2000                                           3,299,105

      Issued in connection with the ATS acquisition, net of
         210,000 shares held in escrow                                       2,790,000
                                                                             ----------
      Pro forma average shares outstanding                                   28,028,940
                                                                             ==========


     b) For the three months ended December 31, 2000

                                                                              Basic and
                                                                             Fully Diluted
                                                                             -------------
      Average shares outstanding per Vertex's
        December 31, 2000 financial statements                               26,626,072

      Issued in connection with the ATS acquisition,
        net of 210,000 shares held in escrow, and
        adjusted for 2 days outstanding in the first
        quarter of fiscal 2001                                                2,729,348
                                                                             ----------
      Pro forma average shares outstanding                                   29,355,420
                                                                             ==========